Exhibit 32(d)

Certification of the CFO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002*

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Amendment No. 1 to the annual report on Form 10-K (the “Form 10-K/A”) for the year ended January 1, 2012 of Tim Hortons Inc. (the “Issuer”).

I, Cynthia J. Devine, the Chief Financial Officer of the Issuer certify that, to the best of my knowledge:

(i) the Form 10-K/A fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: March 23, 2012

/s/ CYNTHIA J. DEVINE
Name: Cynthia J. Devine

*	This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this certification therein by reference.